                                                             EXHIBIT (a)(1)(iii)


                               CNET NETWORKS, INC.

                  ELECTION CONCERNING EXCHANGE OF STOCK OPTIONS

        DO NOT SUBMIT THIS FORM TO CNET PRIOR TO JULY 12, 2002. ANY FORM
        RECEIVED BY CNET PRIOR TO JULY 12, 2002 WILL BE RETURNED TO YOU.
       CNET MUST RECEIVE THIS FORM NO LATER THAN 9:00 PM PACIFIC TIME, ON
        JULY 26, 2002 (UNLESS THE OFFER PERIOD IS EXTENDED BY CNET). NO
         ELECTION FORMS WILL BE ACCEPTED AFTER THE OFFER PERIOD EXPIRES.

Name of Optionee:
                 ------------------------------------

Social Security Number:
                       ------------------------------

         I have received the Offer to Exchange Certain Outstanding Options Having an Exercise Price of Greater than $12.00 for a Lesser Number of New Options to be Granted at Least Six Months and One Day from the Cancellation of the Surrendered Options.

         I understand that I am eligible to participate in this exchange program only if I:

         o        am an employee of CNET Networks, Inc. on June 26, 2002;

         o reside in Australia, France, Germany, Singapore, Switzerland, Taiwan, the United Kingdom or the United States;

         o am not a director of or one of the top five executive officers of CNET Networks, Inc.;

         o remain an eligible employee through the expiration of the offer; and

         o        hold at least one eligible option on June 26, 2002.

         I understand that, by choosing to participate in this exchange program, I may only elect to exchange options that have an exercise price of greater than $12.00 per share that were granted to me under any of the following option plans:

         o CNET Networks plans: Amended and Restated Stock Option Plan, Amended and Restated 1997 Stock Option Plan, 2000 Stock Incentive Plan, 2001 Stock Incentive Plan and

         o Plans assumed in acquisitions: Ziff-Davis 1998 Incentive Compensation Plan, mySimon 1998 Stock Option Plan, Apollo Solutions, Inc. 2000 Stock Option Plan, 1999 Tech Republic Stock Option Plan.

         I further understand that I must elect to exchange all or none of the options (defined as the entire option grant) granted to me on a single grant date and at the same exercise price subject to an eligible option agreement and that by electing to exchange any such options, I will automatically be deemed to also have elected to exchange all options granted to me during the six month period ending on June 26, 2002, regardless of exercise price.

            In return for those options I elect to exchange, the table below shows the number of shares of common stock subject to the options that I must exchange for each share of common stock subject to the new option, based on the Grant Price of the Current Options:

            Grant Price of Current Option                            Exchange Ratios
            -----------------------------                            ---------------
                   $12.01 to $16.00                                     1.5 for 1
                   $16.01 to $20.00                                      2 for 1
                   $20.01 to $25.00                                     2.5 for 1
                   $25.01 to $30.00                                      3 for 1
                     Above $30.00                                       3.5 for 1

         These new options will be granted on a specified date during the 30-day period beginning on the first business day that is at least six months and one day from the date my exchanged options are cancelled (the date on which the new options are granted being referred to as the "replacement grant date"), unless the offer is extended. In order to remain eligible to receive new options, I understand that I must remain employed by CNET Networks, Inc. through the replacement grant date and continue to reside in Australia, France, Germany, Singapore, Switzerland, Taiwan, the United Kingdom or the United States.

         I understand that all of the terms of the new options will be substantially similar to the terms of the cancelled options, although (i) the new options will be granted on a date that is at least six months and one day after the date the tendered options are cancelled; (ii) the exercise price of the new option will be the closing price of our common stock on the date of the new grant (or as modified to comply with local tax laws for new options granted in certain countries outside the United States); (iii) the new options will all be classified as non-qualified stock options for purposes of the Internal Revenue Code of 1986, as amended; and (iv) the number of shares underlying the new options will be determined as described above.

         I understand that I will not be able to exercise any of the new options granted to me until the six month anniversary of the replacement grant date, at which time I will be able to exercise only the vested portion of the replacement options.

         I understand that I will not be eligible to receive any other options until the replacement grant date.

         I recognize that, under certain circumstances set forth in the Offer to Exchange Certain Outstanding Options, CNET may terminate or amend the offer and postpone its acceptance and cancellation of any options elected for exchange. In any such event, I understand that the options elected for exchange but not accepted will remain in effect without change.

         I hereby give up my entire ownership interest in the options listed below and all options granted to me during the six month period ending on June 26, 2002, regardless of exercise price. I understand all of these options will become null and void on July 26, 2002, unless this offer is extended. I acknowledge that this election is entirely voluntary. I also acknowledge that this election will be irrevocable after 9:00 p.m. Pacific Time on Friday July 26, 2002, unless the offer is extended by CNET Networks, Inc. in its sole discretion, in which case the offer will become irrevocable upon expiration of the extension.


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         I hereby elect to exchange and cancel the following options (an option is defined as all or none of the options granted to me on a single grant date and at the same exercise price):

       Grant #                 Grant Date          # of Options Outstanding          Price
       -------                 ----------          ------------------------          -----


       -------                 ----------          ------------------------          -----


       -------                 ----------          ------------------------          -----


       -------                 ----------          ------------------------          -----


       -------                 ----------          ------------------------          -----

-----------------------------------------------               -----------
Optionee's Signature                                          Date

------------------------------------------------
Optionee's Name

Participation Instructions:

         1. Determine which option grants you wish to exchange. All employees can view their stock options at http://aststockplan.com, the online tool that we use to afford employees an ability to view their stock options online, 24 hours a day. To access your AST account, you will need your social security number or your employee ID number (which can be found in Offline in the employee database) and your password. If you cannot remember your password, you will be able to request it be sent to you directly from the AST website, www.aststockplan.com. If you've never logged into your AST account, you will also need your PIN. This would have been sent you via email either when you were hired at CNET, or at any time you received a stock option grant. If you do not have this information, you will need to call AST Customer Service at 888-980-6456 and request for it to be resent. They will send it to your CNET email address. Once you have logged-in, go to the link for "Option Status" for a list of all your grants. You will need this information to complete this form. If you haven't signed your option agreement reflecting the grant you would like to surrender, you will need to do that before you surrender the grant. This would also be a good opportunity to sign the option agreements for grants that you are not surrendering if you haven't already done so. No option grant can be exercised until the related option agreement has been signed by you.

         2. Complete this form and send it by internal mail, facsimile ((415) 972-6250) or post to Julie Hata, Human Resources Department, CNET Networks, Inc., 235 Second Street California 94105, on or after July 12, 2002. This form must be received by the Human Resources Department before 9:00 p.m. Pacific Time on Friday, July 26, 2002, unless the offer is extended by CNET Networks, Inc. in its sole discretion. Delivery by e-mail of this form will not be accepted.

         2. Ensure that you receive a confirmation of receipt from CNET Networks, Inc. within five (5) business days.

CNET Networks, Inc. hereby accepts this Election Concerning Exchange of Stock Options form and agrees to honor this election.

--------------------------------------------------------   ----------------
[Name & Title of Authorized Signatory on behalf of CNET]   Date